Rimini Street Announces Fiscal Third Quarter 2026 Financial and Operating Results	page 1

  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Third Quarter 2026 Financial and Operating Results

Third Quarter Financial Highlights Include:
Revenue of $112.1 million, up 8.3% year over year
Adjusted Revenue of $109.3 million, up 10.7% year over year
Adjusted Calculated Billings of $78.0 million, up 21.9% year over year
Adjusted EBITDA of $15.1 million, up 52.0% year over year

LAS VEGAS, October 29, 2026 – Rimini Street, Inc., (Nasdaq: RMNI), a global provider of end-to-end enterprise software support, managed services and Agentic AI ERP innovation solutions, and the leading third-party support provider for Oracle, SAP and VMware software, today announced results for the fiscal third quarter ended September 30, 2026.

“Our third-quarter results demonstrate three consecutive quarters of achievement against our fiscal 2026 plan and guidance provided at our December 2025 Investor Day, mark five consecutive quarters of improving financial and growth results and we are reiterating our fiscal 2026 ‘Rule of 20’ guidance,” said Seth Ravin, president and CEO, Rimini Street. “We had continued strong demand for our enterprise software solutions and achieved record third-quarter sales of services for SAP software. Further, we completed new partnerships that expand sales leverage, launched new solutions that expand market opportunities and strengthened our global executive leadership team.”

“For the third quarter, we delivered top and bottom-line results that exceeded coverage analyst consensus and demonstrated increasing operating leverage in our business model,” said Michael Perica, CFO, Rimini Street. “Further, we completed an additional $5.0 million in common stock repurchases and prepaid an additional $5.0 million of debt during the quarter. These actions brought total fiscal 2026 year-to-date capital return and debt reduction to $30.9 million while preserving our financial strength and flexibility to continue investing strategically for top and bottom-line growth.”

Select Third Quarter 2026 Financial Results
•Revenue was $112.1 million for the third quarter of 2026, an increase of 8.3% compared to $103.4 million for the same period last year; excluding revenue for Oracle’s PeopleSoft software products, Adjusted Revenue increased by 10.7%.
•U.S. revenue was $48.3 million for the third quarter of 2026, an increase of 4.3% compared to $46.3 million for the same period last year; excluding revenue for Oracle’s PeopleSoft software products, U.S. revenue increased by 7.1%.
•International revenue was $63.8 million for the third quarter of 2026, an increase of 11.6% compared to $57.2 million for the same period last year; excluding revenue for Oracle’s PeopleSoft software products, international revenue increased by 13.5%.
•Subscription revenue was $105.2 million, which accounted for 93.9% of total revenue for the third quarter of 2026, compared to subscription revenue of $97.8 million, which accounted for 94.5% of total revenue for the same period last year; excluding the support services for Oracle’s PeopleSoft software products, subscription revenue was $102.6 million, or 93.8% of total revenue, for the third quarter of 2026 compared to $93.4 million, or 94.6% of total revenue, for the same period last year.
•Annualized Recurring Revenue was $421.0 million for the third quarter of 2026, an increase of 7.7% compared to $391.0 million for the same period last year; excluding the support services for Oracle’s PeopleSoft software products, Adjusted Annualized Recurring Revenue was $410.4 million for the third quarter of 2026, an increase of 9.8% compared to $373.7 million for the same period last year.
•Active Clients as of September 30, 2026 were 3,214, an increase of 1.9% compared to 3,155 Active Clients as of September 30, 2025.
•Revenue Retention Rate was 90% and 89% for the trailing 12 months ended September 30, 2026 and 2025, respectively.

Rimini Street Announces Fiscal Third Quarter 2026 Financial and Operating Results	page 2

•Calculated Billings was $80.5 million for the third quarter of 2026, an increase of 21.0% compared to $66.5 million for the same period last year.
•Adjusted Calculated Billings, which excludes Calculated Billings related to the support services for Oracle’s PeopleSoft software products, was $78.0 million for the third quarter of 2026, an increase of 21.9% compared to $63.9 million for the same period last year.
•Remaining Performance Obligations (RPO) was $652.9 million as of September 30, 2026, an increase of 6.8% compared to $611.2 million as of September 30, 2025; excluding the support services for Oracle’s PeopleSoft software products, Adjusted RPO was $643.4 million as of September 30, 2026, an increase of 7.4% compared to $599.0 million as of September 30, 2025.
•Gross margin was 61.4% for the third quarter of 2026 compared to 59.9% for the same period last year.
•Net income was $6.5 million for the third quarter of 2026 compared to $2.8 million for the same period last year.
•Non-GAAP Net Income was $11.3 million for the third quarter of 2026 compared to $5.7 million for the same period last year.
•Adjusted EBITDA for the third quarter of 2026 was $15.1 million compared to $9.9 million for the same period last year.
•Cash and cash equivalents were $93.3 million at September 30, 2026 compared to $108.7 million at September 30, 2025.
•Completed $5.0 million of common stock repurchases and prepaid an additional $5.0 million of debt, bringing total fiscal 2026 year-to-date capital return and debt reduction to $30.9 million and reducing outstanding term loan debt to $43.4 million.

Select Third Quarter 2026 Operating Results
•Announced new and existing clients that expanded their agreements with Rimini Street, including the following:
◦Khimji Ramdas Group, one of Oman’s largest privately held conglomerates, selected Rimini Support™ for SAP, helping the organization reduce costs, reinvest savings in AI innovation and maintain its highly customized SAP ECC 6 environment with zero downtime. The company noted, “Rimini Street significantly reduced our total SAP support costs by 80%, freeing up funds that we’re now investing in AI-driven innovation without undergoing migrations or replatforming.”
◦Chen Full International, a Taiwanese industrial engineering and manufacturing company, leveraged Rimini Support™ for SAP S/4 HANA to achieve greater cost efficiency and redirect resources toward AI-driven manufacturing innovation. The company noted, “Rimini Street is a company that delivers the best cost-performance ratio. We would happily refer all IT and finance leaders to partner with Rimini Street for SAP support, savings and scale.”
◦AUTOBACS SEVEN, a leading Japanese automotive retail and services company, leveraged Rimini Support™ for SAP ECC 6.0 to achieve 10 years of stable operations and reliable enterprise system performance and expanded its partnership to include Oracle Database. The company noted, “Whenever there are questions about how our IT budget should be spent, we seek advice from Rimini Street, as they are a constant source of value creation for us.”
•Launched Rimini Govern™ for AI, a new managed service that provides enterprise-wide governance, security, compliance, operational control and performance measurement for AI agents and workflows, helping organizations securely deploy and scale Agentic AI while measuring ROI and business value.
•Announced a strategic partnership with Datacom, one of Australasia’s largest technology services and solutions providers, to offer Rimini Support™ for Oracle and SAP to public and private sector clients across Australia and New Zealand, helping clients reduce enterprise software support costs and redirect IT resources toward AI, cloud and digital transformation initiatives.
•Announced findings from a global VMware user survey, with 66% currently using or considering third-party support and 90% considering VMware alternatives due to higher licensing costs, highlighting demand for greater cost control, flexibility and support.
•Strengthened the Company’s executive leadership team with the appointments of industry veterans Keith Costello as Chief Operating Officer and Alexander Guasch as Chief Delivery Officer to help scale global operations and support the Company’s growth and profitability objectives.
•Resolved nearly 6,700 support cases and delivered nearly 4,500 tax, legal, and regulatory updates across 26 countries, achieving an average Rimini Support client satisfaction score of 4.9 out of 5.0 (where 5.0 is rated excellent).

Business Outlook
The Company expects fourth quarter 2026 revenue to be in the range of $117 million to $119 million and is reiterating its “Rule of 20” guidance for fiscal year 2026.

Webcast and Conference Call Information

Rimini Street Announces Fiscal Third Quarter 2026 Financial and Operating Results	page 3

The Company will host a conference call and webcast to discuss the third quarter of 2026 results and offer commentary on expectations for full year 2026 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on October 29, 2026. A live webcast of the event will be available on Rimini Street’s Investor Relations site at Rimini Street IR events link and directly via the webcast link. Dial-in participants can access the conference call by dialing 1-800-836-8184. A replay of the webcast will be available for one year following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Reconciliations of the non-GAAP financial measures included in this press release and described below to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a proven, trusted global provider of end-to-end, mission-critical enterprise software support, managed services and innovative Agentic AI ERP solutions, and is the leading third-party support provider for Oracle, SAP and VMware software. The Company has signed thousands of IT service contracts with Fortune Global 100, Fortune 500, midmarket, public sector and government organizations who have leveraged the Rimini Smart Path™ methodology to achieve better operational outcomes, billions of US dollars in savings and fund AI and other innovation.

To learn more, please visit www.riministreet.com, and connect with Rimini Street on X, Facebook, Instagram, and LinkedIn.

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “currently,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “goal,” “potential,” “predict,” “project,” “reflect,” “results,” “seem,” “seek,” “should,” “will,” “would” and other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our ability to attract new clients or retain and/or sell additional products or services to existing clients; our ability to achieve and maintain an adequate rate of revenue growth and to maintain or increase our level of profitability; cost of revenue, including changes in costs associated with our efforts to grow and the results of any efforts to manage costs to align with current revenue expectations and the expansion of our offerings; the effects of increased intense competition in our industry and our ability to compete effectively; our ability to successfully educate the market regarding the advantages of our support and managed services for ERP software and to sell the products and services comprising our “Rimini Smart Path™” solutions portfolio; our ability to successfully develop, implement and commercialize our Agentic AI ERP initiatives; our intentions with respect to our pricing models, our ability to change our pricing models to compete successfully and expectations of client savings relative to use of other providers; the evolution of the ERP software management and support landscape facing our clients and prospects, including any widespread shift by clients or prospective clients to enterprise software vendors, products and releases for which we do not provide products or services; estimates of our total addressable market; the effects of seasonal trends on our results of operations, including the sales cycles for our products and services and the contract renewal cycles for vendor-supplied software support and managed services; the increasing complexity of our client engagements, including longer and more expensive sales cycles, increased pricing pressure and implementation and configuration challenges; the effects of the efforts of enterprise software vendors to sell upgrades or migrations to cloud-based versions of their enterprise software on our results of operations; our ability to scale our operations quickly enough to meet our clients’ changing needs or decrease our costs adequately in response to changing client demand; risks arising from incorporating artificial intelligence (“AI”) technologies into our products or services or using AI in our operations, or any deficiencies associated with AI technologies used by us or by our third-party vendors and service providers; the risk that agentic AI technologies may take actions beyond those intended or authorized and that our controls may not prevent, detect or remediate such actions on a timely basis; our ability to maintain,

Rimini Street Announces Fiscal Third Quarter 2026 Financial and Operating Results	page 4

protect, and enhance our brand; the loss or disability of one or more members of our management team or other key employees and our ability to attract and retain additional qualified technical, sales and marketing personnel; our ability to expand our marketing and sales capabilities; our ability to avoid interruptions to, or degraded performance of, our services and the impact of any such interruptions or performance problems on our operations; defects or other problems in our products and services and any resulting service performance or warranty claims; interruptions or performance problems with technologies and services from third parties that we use to operate critical functions of our business; our ability to defend against cybersecurity threats and to comply with data protection and privacy regulations; our expectations regarding new product offerings, innovation solutions, partnerships and alliance programs and our ability to develop and maintain strategic partnerships; our ability to expand internationally and the risks associated with global operations, including currency exchange rate fluctuations and tax, trade and data regulations; continuing consolidation in our target sales markets, including the termination or non-renewal of client agreements as a result of consolidation activities; our wind down of support services for Oracle’s PeopleSoft software products within the required time period and the impact on future period revenue and costs incurred related to these efforts; the continuing impact of and our ability to comply with the terms of our July 2025 settlement agreement with Oracle; the impact of macro-economic trends, including inflation and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; our ability to generate significant capital through our operations or to raise additional capital necessary to fund and expand our operations and invest in new services and products; our business plan and our ability to effectively secure and manage our growth and associated investments; risks relating to retention rates, including our ability to accurately predict retention rates; our ability to protect our intellectual property; our ability to maintain an effective system of internal control over financial reporting; changes in laws or regulations, including tax laws or unfavorable outcomes of tax positions we take; tariff costs; our ability to realize benefits from our net operating losses; any negative impact of environmental, social and governance (“ESG”) matters on our reputation or business and the exposure of our business to additional costs or risks from our reporting on such matters; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the volatility of our stock price; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; our ability to maintain our good standing with the United States and international governments and capture new contracts with public sector entities; the occurrence of catastrophic events that may disrupt our business or that of our current and prospective clients; future acquisitions of, or investments in, complementary companies, products, subscriptions or technologies; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on October 29, 2026, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the U.S. Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

# # #

© 2026 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Third Quarter 2026 Financial and Operating Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	September 30, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$93,321	$119,974
Restricted cash, current	343	341
Accounts receivable, net of allowance of $2,129 and $1,443, respectively	89,094	136,866
Deferred contract costs, current	17,689	17,734
Prepaid expenses and other	30,363	25,447
Total current assets	230,810	300,362
Long-term assets:
Restricted cash, noncurrent	1,004	785
Property and equipment, net of accumulated depreciation and amortization of $25,597 and $23,822, respectively	11,453	10,239
Operating lease right-of-use assets	19,900	21,371
Deferred contract costs, noncurrent	24,247	24,436
Deposits and other	9,387	8,379
Deferred income taxes, net	57,645	57,540
Total assets	$354,446	$423,112
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$—	$4,031
Accounts payable	5,912	5,752
Accrued compensation, benefits and commissions	36,100	39,609
Other accrued liabilities	24,702	24,307
Operating lease liabilities, current	4,116	4,984
Deferred revenue, current	210,775	268,717
Total current liabilities	281,605	347,400
Long-term liabilities:
Long-term debt, net of current maturities	41,741	63,156
Deferred revenue, noncurrent	24,750	18,824
Operating lease liabilities, noncurrent	16,481	18,843
Other long-term liabilities	1,393	1,918
Total liabilities	365,970	450,141
Stockholders' deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 92,674 and 91,603 shares, respectively	9	9
Additional paid-in capital	184,802	181,075
Accumulated other comprehensive loss	(4,116)	(5,613)
Accumulated deficit	(191,103)	(201,384)
Treasury stock, at cost, 137 and 137 shares, respectively	(1,116)	(1,116)
Total stockholders' deficit	(11,524)	(27,029)
Total liabilities and stockholders' deficit	$354,446	$423,112

Rimini Street Announces Fiscal Third Quarter 2026 Financial and Operating Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$112,056	$103,428	$328,604	$311,746
Cost of revenue	43,264	41,490	129,850	123,421
Gross profit	68,792	61,938	198,754	188,325
Operating expenses:
Sales and marketing	39,049	37,939	120,428	110,214
General and administrative	16,774	18,241	51,925	52,617
Research and development	1,178	—	2,863	—
Reorganization costs	1,944	752	2,517	1,936
Litigation costs and related recoveries:
Litigation settlement	—	—	—	(36,196)
Professional fees and other costs of litigation	—	621	—	4,810
Litigation costs and related recoveries, net	—	621	—	(31,386)
Total operating expenses	58,945	57,553	177,733	133,381
Operating income	9,847	4,385	21,021	54,944
Non-operating income and (expenses):
Interest expense	(980)	(1,446)	(3,361)	(4,750)
Other income (expenses), net	1,060	531	(464)	1,686
Income before income taxes	9,927	3,470	17,196	51,880
Income taxes	(3,405)	(704)	(6,915)	(15,506)
Net income	$6,522	$2,766	$10,281	$36,374

Net income per share attributable to common stockholders:
Basic	$0.07	$0.03	$0.11	$0.40
Diluted	$0.07	$0.03	$0.11	$0.39
Weighted average number of shares of Common Stock outstanding:
Basic	93,051	92,177	92,596	91,851
Diluted	96,112	95,291	95,148	94,333

Rimini Street Announces Fiscal Third Quarter 2026 Financial and Operating Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Non-GAAP operating income reconciliation:
Operating income	$9,847	$4,385	$21,021	$54,944
Non-GAAP adjustments:
Litigation costs and related recoveries, net	—	621	—	(31,386)
Stock-based compensation expense	2,168	2,786	7,490	8,361
Reorganization costs	1,944	752	2,517	1,936
Non-GAAP operating income	$13,959	$8,544	$31,028	$33,855
Non-GAAP net income reconciliation:
Income before income taxes	$9,927	$3,470	$17,196	$51,880
Non-GAAP adjustments:
Litigation costs and related recoveries, net	—	621	—	(31,386)
Stock-based compensation expense	2,168	2,786	7,490	8,361
Reorganization costs	1,944	752	2,517	1,936
Non-GAAP income taxes	(2,716)	(1,915)	(5,949)	(7,729)
Non-GAAP net income	$11,323	$5,714	$21,254	$23,062
Non-GAAP Adjusted EBITDA reconciliation:
Net income	$6,522	$2,766	$10,281	$36,374
Non-GAAP adjustments:
Interest expense	980	1,446	3,361	4,750
Income taxes	3,405	704	6,915	15,506
Depreciation and amortization expense	1,017	1,050	3,016	2,839
EBITDA	11,924	5,966	23,573	59,469
Non-GAAP adjustments:
Litigation costs and related recoveries, net	—	621	—	(31,386)
Stock-based compensation expense	2,168	2,786	7,490	8,361
Reorganization costs	1,944	752	2,517	1,936
Unrealized foreign exchange (gain) loss	(920)	(179)	973	1,250
Adjusted EBITDA	$15,116	$9,946	$34,553	$39,630
Calculated Billings:
Revenue	$112,056	$103,428	$328,604	$311,746
Deferred revenue, current and noncurrent, end of the period	235,525	225,999	235,525	225,999
Deferred revenue, current and noncurrent, beginning of the period	267,131	262,945	287,541	281,197
Change in deferred revenue	(31,606)	(36,946)	(52,016)	(55,198)
Calculated billings	80,450	66,482	276,588	256,548
Less PeopleSoft calculated billings	(2,482)	(2,539)	(7,118)	(9,689)
Adjusted calculated billings	$77,968	$63,943	$269,470	$246,859

Rimini Street Announces Fiscal Third Quarter 2026 Financial and Operating Results	page 8

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended September 30,
Adjusted revenue reconciliation:	2026	2025
Revenue	$112,056	$103,428
Less PeopleSoft revenue	(2,720)	(4,658)
Adjusted revenue	$109,336	$98,770

	Three Months Ended September 30,
Adjusted annualized recurring revenue reconciliation:	2026	2025
Annualized recurring revenue	$420,980	$391,022
Less annualized PeopleSoft recurring revenue	(10,606)	(17,332)
Adjusted annualized recurring revenue	$410,374	$373,690

Adjusted remaining performance obligations reconciliation:	September 30, 2026	September 30, 2025
Remaining performance obligations	$652,851	$611,156
Less PeopleSoft remaining performance obligations	(9,415)	(12,175)
Adjusted remaining performance obligations	$643,436	$598,981

Rimini Street Announces Fiscal Third Quarter 2026 Financial and Operating Results	page 9

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Adjusted Revenue, Annualized Recurring Revenue, Adjusted Annualized Recurring Revenue, Revenue Retention Rate and Remaining Performance Obligations, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, Adjusted EBITDA, Calculated Billings, Adjusted Calculated Billings and Adjusted Remaining Performance Obligations. In addition, we present certain financial metrics excluding services for Oracle’s PeopleSoft software products to permit investors to see the operation of our continuing business, excluding reductions associated with the PeopleSoft wind down. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Adjusted Revenue is revenue adjusted to exclude revenue associated with services for Oracle’s PeopleSoft software products.

Annualized Recurring Revenue (ARR) is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base, assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Adjusted Annualized Recurring Revenue (Adjusted ARR) is annualized recurring revenue adjusted to exclude subscription revenue associated with services for Oracle’s PeopleSoft software products recognized during a fiscal quarter and multiplied by four.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. The exclusions are discussed in further detail below.

Non-GAAP Income Taxes is the income tax effect adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs from income before income taxes.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs after taxes. These exclusions are discussed in further detail below.

Specifically, management excludes the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Rimini Street Announces Fiscal Third Quarter 2026 Financial and Operating Results	page 10

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated litigation settlement, insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the litigation we are involved with, and do not relate to the day-to-day operations or to our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning employee interests with those of our stockholders and to achieve long-term employee retention. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions in any particular period.

Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

EBITDA is net income adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs, as discussed above. In addition, it is also adjusted by unrealized foreign exchange (gains) or losses.

Calculated Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Adjusted Calculated Billings is calculated billings adjusted to exclude the calculated billings associated with services for Oracle’s PeopleSoft software products.

Remaining Performance Obligations (RPO) represent all future non-cancellable revenue under contract that has not yet been recognized as revenue, and includes deferred revenue and unbilled amounts.

Adjusted Remaining Performance Obligations (Adjusted RPO) is the Company's remaining performance obligations adjusted to exclude the remaining performance obligations for services for Oracle’s PeopleSoft software products.

Rule of 20 is achieved when the revenue growth percentage and adjusted EBITDA percentage of revenue equal 20% when added together.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
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dpohl@riministreet.com

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